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                                                                   EXHIBIT 12.01


              SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)

                                                                                           Three
                                                                                          Months
                                                                                           Ended
                                                                                          March 31,
        Dollars in millions                                                                1999
                                                                                        ------------
        Earnings from continuing operations:

         Income from continuing operations before income taxes                        $       1,332
         Add fixed charges (see below)                                                        2,273
                                                                                        ------------
        Earnings as defined                                                           $       3,605
                                                                                        ============


        Fixed charges from continuing operations:

        Interest expense                                                              $       2,249
        Other adjustments                                                                        24
                                                                                        ------------
        Fixed charges from continuing operations as defined                           $       2,273
                                                                                        ============
        Ratio of earnings to fixed charges                                                     1.59
                                                                                        ============

        NOTE:

     The ratio of earnings to fixed charges from continuing operations is calculated by dividing fixed charges into the sum of income from continuing operations before income taxes and cumulative effect of change in accounting principles and fixed charges. Fixed charges consist of interest expense, including capitalized interest and a portion of rental expense representative of the interest factor.